UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2026

Graphjet Technology

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41070	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lot 3895, Lorong 6D, Kampung Baru Subang

Seksyen U6, 40150 Shah Alam

Selangor, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +60 016 310 0895

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

*Registrant was suspended from trading on Nasdaq on November 13, 2025.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 24, 2026, Graphjet Technology, a Cayman Islands exempted company (the “Company”), received the decision of the Nasdaq Listing and Hearing Review Council (the “Listing Council”) affirming the decision of the Nasdaq Hearings Panel (the “Panel”) to delist the Company’s securities from The Nasdaq Stock Market LLC (“Nasdaq”).

As previously disclosed, on November 11, 2025, the Panel determined to delist the Company’s Class A ordinary shares from Nasdaq due to deficiencies under Nasdaq Listing Rules 5450(b)(2) (market value of listed securities) and 5450(b)(3)(C) (market value of publicly held shares). The delisting became effective on November 13, 2025. On November 25, 2025, the Company timely appealed the Panel’s decision to the Listing Counsel pursuant to Nasdaq Listing Rule 5820 (Docket No. NQ 7187N-25), and Nasdaq acknowledged the appeal on November 26, 2025. In its appeal, the Company proposed a new compliance plan centered on the equity standard under Nasdaq Listing Rule 5450(b)(1), which requires stockholders’ equity of at least $10 million and a market value of publicly held shares of at least $5 million.

On February 24, 2026, after reviewing the entire record, the Listing Council affirmed the Panel’s delisting decision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHJET TECHNOLOGY

Date: March 2, 2026	By:	/s/ Chris Lai
	Name:	Chris Lai
	Title:	Chief Executive Officer

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